Exhibit 10.1

MARSH & McLENNAN COMPANIES, INC.

2000 SENIOR EXECUTIVE INCENTIVE AND STOCK AWARD PLAN

AND

2000 EMPLOYEE INCENTIVE AND STOCK AWARD PLAN

TERMS AND CONDITIONS

OF

[YEAR] RESTRICTED STOCK UNITS, PERFORMANCE STOCK UNITS,

STOCK OPTIONS AND CASH AWARDS

GRANTED ON [DATE]

TABLE OF CONTENTS

I.	BACKGROUND				3
II.	AWARDS				3
	A.	General			3
		1.	Grant of Award and Award Types		3
		2.	Rights of Award Holders		3
		3.	Restrictive Covenants Agreement		3
	B.	Stock Units			4
		1.	General		4
		2.	Vesting		4
		3.	Dividend Equivalents		4
		4.	Delivery of Shares		4
	C.	Performance Stock Units			4
		1.	General		4
		2.	Vesting		5
		3.	Dividend Equivalents		5
		4.	Delivery of Shares		5
	D.	Options			6
		1.	General		6
		2.	Vesting		6
		3.	Term		6
		4.	Exercisability		6
		5.	Method of Exercise of an Option		6
			a.	General Procedures	6
			b.	Payment of Exercise Price	6
			c.	Distribution of Option Shares	6
	E.	Cash Awards			7
		1.	General		7
		2.	Vesting		7
		3.	Payment of Award		7
		4.	Form of Payment		7
	F.	Satisfaction of Tax Obligations			8
		1.	Recommendation		8
		2.	U.S. Employees		8
		3.	Non-U.S. Employees		8
III.	EMPLOYMENT EVENTS				9
	A.	Death			9
	B.	Permanent Disability			9
	C.	Normal Retirement – Outside the European Union			10
	D.	Early Retirement – Outside the European Union			11
	E.	Retirement Treatment – Within the European Union			11
	F.	Termination by the Company Other Than for Cause			12
	G.	All Other Terminations			13
	H.	Condition to Vesting of Award Prior To a Scheduled Vesting Date or the PSU Scheduled Vesting Date and Exercisability of Options Following Termination			13
	I.	Determination of Pro Rata Vesting upon Termination of Employment			14
	J.	Distribution in Respect of Performance Stock Units that Vest Upon Termination of Employment			14
	K.	Section 409A of the Code			15
IV.	CHANGE IN CONTROL PROVISIONS				16
V.	DEFINITIONS				18
VI.	ADDITIONAL PROVISIONS				20
VII.	QUESTIONS AND ADDITIONAL INFORMATION				22

I.	BACKGROUND

An award (“Award”) has been granted to you under the Marsh & McLennan Companies, Inc. 2000 Senior Executive Incentive and Stock Award Plan or the Marsh & McLennan Companies, Inc. 2000 Employee Incentive and Stock Award Plan (as applicable to you, the “Plan”). The type of Award, the number of shares of Marsh & McLennan Companies, Inc. (“Marsh & McLennan Companies”) common stock or the amount of cash covered by such Award, and the vesting schedule applicable to that Award are specified in materials provided to you by Global & Executive Compensation (“Grant Documentation”). The Award is also subject to the terms and conditions set forth herein (the “Terms and Conditions”). For employees outside the United States, the awards are subject to additional terms and conditions as set forth in the country-specific notices (the “Country-Specific Notices”). The Prospectus dated [DATE], also describes important information about the Plan. The Terms and Conditions, the Country-Specific Notices (if applicable), and the Plan will be referred to herein as the “Award Documentation”. As used herein, “Common Stock” means common stock of Marsh & McLennan Companies.

Capitalized terms in these Terms and Conditions are defined in Section V.

II.	AWARDS

A.	General.

1.	Grant of Award and Award Types. The types of awards that may have been granted to you under the Plan are described below. The description of a type of award in these Terms and Conditions that is not part of your Award does not give or imply any right to such type of award.

2.	Rights of Award Holders. Unless and until the vesting conditions of the Award have been satisfied and cash or shares of Common Stock, as applicable, have been delivered to you in accordance with the Award Documentation, you have only the rights of a general unsecured creditor. Unless and until shares of Common Stock have been delivered to you, you have none of the attributes of ownership to such shares (e.g., units cannot be used as payment for stock option exercises; units may not be transferred or assigned; units have no voting rights).

3.

Restrictive Covenants Agreement. A Restrictive Covenants Agreement in a form determined by Marsh & McLennan Companies (“Restrictive Covenants Agreement”) must be in place in order to accept your Award, you must execute or reaffirm, as determined by Marsh & McLennan Companies in its sole discretion, the Restrictive Covenants Agreement in order for your Award to vest as provided in Section III, and you must further execute or reaffirm, as determined by Marsh & McLennan Companies in its sole discretion, the Restrictive Covenants Agreement in order to exercise an Option whether or not you are employed by the Company at that time. Failure to timely execute or reaffirm and comply with the Restrictive Covenants Agreement by the date specified in the Grant Documentation or in Section III.H, as applicable, will result in forfeiture of all of your rights, title and interest in and to the Award.

B.	Stock Units.

1.	General. A restricted stock unit (“RSU” or “Stock Unit”) represents an unfunded and unsecured promise to deliver (or cause to be delivered) to you, subject to the Award Documentation, one share of Common Stock.

2.

Vesting. Subject to your continued employment, 33-1/3% of the Stock Units will vest on the 15th of the month in which each of the first three anniversaries of the grant date of the Award occur. Any date on which a Stock Unit is scheduled to vest is a “Scheduled Vesting Date.” If your employment terminates prior to a Scheduled Vesting Date, your right to the Stock Units will be determined in accordance with Section III below.

3.	Dividend Equivalents. Dividend equivalents equal to the dividend payment (if any) that would have been made in respect of one share of Common Stock for each outstanding Stock Unit covered by the Award will accrue in U.S. dollars on each dividend record date that occurs on or after the grant date of the Award while the Award is outstanding. Accrued dividend equivalents will vest when the corresponding Stock Units covered by the Award in respect of which such dividend equivalents were accrued vest. Such vested dividend equivalents will be delivered after the shares of Common Stock in respect of such vested Stock Units are delivered and within the time period provided in Section II.B.4, subject to the satisfaction of any applicable tax obligations, as described in Section II.F. Dividend equivalents will be accrued only with respect to Stock Units that are outstanding on a dividend record date and will not be paid on Stock Units that do not vest or are forfeited.

4.	Delivery of Shares. Shares of Common Stock in respect of the Stock Units covered by the Award shall be distributed to you as soon as practicable after vesting, and in no event later than 60 days after vesting. The delivery of shares of Common Stock in respect of the Stock Units is conditioned on the satisfaction of any applicable tax obligations, as described in Section II.F. Any shares of Common Stock and/or cash or other property that may be deliverable to you following your death shall be delivered to the person or persons to whom your rights pass by will or the law of descent and distribution, and such delivery shall completely discharge the Company’s obligations under the Award.

C.	Performance Stock Units

1.

General. A performance stock unit (“PSU”) represents an unfunded and unsecured promise to deliver (or cause to be delivered) to you, subject to the Award Documentation, a minimum of zero (0) and up to a maximum of two (2) shares of Common Stock, depending on the achievement, as determined by the Compensation Committee of the Board of Directors of Marsh & McLennan Companies (the “Committee”), of the financial performance objectives established by the Committee for the Performance Period. If your employment terminates prior to the PSU Scheduled Vesting Date (defined below), the number of shares of Common Stock deliverable in respect of a PSU shall be determined as provided in Section III below.

2.	Vesting. Subject to your continued employment, the PSUs are scheduled to vest on the third anniversary of the grant date of the Award (the “PSU Scheduled Vesting Date”). If your employment terminates prior to the PSU Scheduled Vesting Date, your right to the PSUs, and the number of shares of Common Stock delivered in respect of each PSU, will be determined in accordance with Section III below.

3.	Dividend Equivalents. Dividend equivalents equal to the dividend payment (if any) that would have been made in respect of one share of Common Stock for each outstanding PSU covered by the Award will accrue in U.S. dollars on each dividend record date that occurs on or after the grant date of the Award while the Award is outstanding. Dividend equivalents will vest when the corresponding PSUs covered by the Award in respect of which such dividend equivalents were accrued vest. Vested dividend equivalents equal to the dividend payment (if any) that would have been made for each dividend record date occurring on or after the grant date of the Award while the Award is outstanding in respect of the number of shares of Common Stock determined under Section II.C.1 to be delivered in respect of vested PSUs will be delivered after the shares of Common Stock in respect of such vested PSUs are delivered and within the time period provided in Section II.C.4, subject to the satisfaction of any applicable tax obligations, as described in Section II.F. Dividend equivalents (if any) will be paid only with respect to PSUs that are outstanding on a dividend record date and will not be paid on PSUs that do not vest or are forfeited.

4.	Delivery of Shares. Shares of Common Stock deliverable in respect of the PSUs covered by the Award that vest on the PSU Scheduled Vesting Date shall be distributed to you as soon as practicable after vesting, and in no event later than 60 days after vesting. If your employment terminates prior to the PSU Scheduled Vesting Date, shares of Common Stock in respect of the PSUs covered by the Award that vest on such termination of employment shall be distributed to you as provided in Section III. The delivery of shares of Common Stock in respect of the PSUs is conditioned on your satisfaction of any applicable tax obligations as described in Section II.F. Any shares of Common Stock and/or cash or other property that may be deliverable to you following your death shall be delivered to the person or persons to whom your rights pass by will or the law of descent and distribution, and such delivery shall completely discharge the Company’s obligations under the Award.

D.	Options.

1.	General. A stock option (“Option”), whether qualified or nonqualified, represents the right to purchase the number of shares of Common Stock specified in the Grant Documentation (the “Option Shares”) at the exercise price specified in the Grant Documentation.

2.	Vesting. Subject to your continued employment, 25% of the Option Shares covered by the Option will vest on each of the first four anniversaries of the grant date of the Award. Any date on which an Option Share covered by the Option is scheduled to vest is a “Scheduled Vesting Date.” If your employment terminates prior to a Scheduled Vesting Date, your right to the unvested Option Shares covered by the Option will be determined in accordance with Section III below.

3.	Term. Subject to your continued employment, the Option will expire on the day immediately preceding the tenth anniversary of the grant date of the Award. If your employment terminates before the Option expires, your right to exercise any vested Option Shares covered by the Option will be determined in accordance with Section III below.

4.	Exercisability. The Option Shares covered by the Option will become exercisable when they vest.

5.	Method of Exercise of an Option.

a.	General Procedures. An Option may be exercised by written notice to Marsh & McLennan Companies or an agent appointed by Marsh & McLennan Companies, in form and substance satisfactory to Marsh & McLennan Companies, which must state the election to exercise such Option, the number of Option Shares for which such Option is being exercised and such other representations and agreements as may be required pursuant to the provisions of the Award Documentation (the “Exercise Notice”). The Exercise Notice must be accompanied by (i) any required income tax forms and (ii) a reaffirmation of the Restrictive Covenants Agreement, unless the Option is being exercised after your death in accordance with Section III below.

b.	Payment of Exercise Price. Payment of the aggregate exercise price may be made with U.S. dollars or by tendering shares of Common Stock (including shares of Common Stock acquired from a stock option exercise or a stock unit award vesting).

c.	Distribution of Option Shares. The shares of Common Stock from the Option exercise will be distributed as specified in the Exercise Notice, after you have satisfied applicable tax obligations, as described in Section II.F, and fees.

E.	Cash Awards

1.	General. An Award denominated in cash in the amount specified in the Grant Documentation (“Cash Award”) shall be credited to a bookkeeping account on the date the Award is granted (the “Cash Account”). A Cash Award represents an unfunded and unsecured promise to deliver (or cause to be delivered) to you, subject to the Award Documentation, the amount credited to the Cash Account.

2.

Vesting. Subject to your continued employment, 33-1/3% of the amount credited to the Cash Account will vest on the 15th of the month in which each of the first three anniversaries of the grant date of the Award occur. Any date on which all or a portion of the amount credited to the Cash Account is scheduled to vest is a “Scheduled Vesting Date.” If your employment terminates prior to a Scheduled Vesting Date, your right to the amount credited to the Cash Account will be determined in accordance with Section III below.

3.	Payment of Award. Your Award shall be paid on, or as soon as practicable after, vesting, and in no event later than 60 days after vesting. The delivery of the amount credited to the Cash Account is conditioned on the satisfaction of any applicable tax obligations, as described in Section II.F. Any amount that may be deliverable to you following your death shall be delivered to the person or persons to whom your rights pass by will or the law of descent and distribution, and such delivery shall completely discharge the Company’s obligations under the Award.

4.	Form of Payment. At the election of Marsh & McLennan Companies, the amount credited to the Cash Account will be distributed in cash or in shares of Common Stock under the Plan. If Marsh & McLennan Companies elects to distribute shares of Common Stock, the average of the high and low selling prices of Common Stock on the New York Stock Exchange on the trading day immediately preceding the applicable Scheduled Vesting Date will be used to convert the value of the amount credited to the Cash Account, in U.S. Dollars, into shares of Common Stock.

F.	Satisfaction of Tax Obligations.

1.	Recommendation. It is recommended that you consult with your personal tax advisor for more detailed information regarding the tax treatment of the Award.

2.	U.S. Employees.

a.	Stock Units, Performance Stock Units and Cash Awards. Applicable employment taxes are required by law to be withheld when a Stock Unit, PSU or the amount credited to a Cash Account vests, or, if later, when the number of shares of Common Stock deliverable in respect of a PSU is determined. Applicable income taxes are required by law to be withheld when shares of Common Stock (or cash, as applicable) in respect of Stock Units, PSUs or the amount credited to a Cash Account are delivered to you. A sufficient number of whole shares of Common Stock or portion of the amount credited to the Cash Account, as applicable, will be retained by Marsh & McLennan Companies to satisfy the tax-withholding obligation.

b.	Options. Applicable taxes (including employment taxes) are required by law to be withheld when a nonqualified Option is exercised. A sufficient number of whole shares of Common Stock resulting from the Option exercise will be retained by Marsh & McLennan Companies to satisfy the tax-withholding obligation unless you elect in the Exercise Notice to satisfy all applicable tax withholding in another manner.

3.	Non-U.S. Employees.

a.	Stock Units, Performance Stock Units and Cash Awards. In most countries, the value of a Stock Unit, PSU or Cash Award is generally not taxable on the grant date. If the value of the Stock Unit, PSU or Cash Award is not taxable on the grant date, it will, in most countries, be taxed at a later time, for example, upon delivery of shares of Common Stock in respect of the Stock Unit or PSU, and/or the subsequent sale of the shares of Common Stock, or upon delivery of the amount credited to a Cash Account.

b.	Options. In most countries, the value of an Option is generally not taxable on the grant date. If the value of the Option is not taxable on the grant date, it will, in most countries, be taxed at a later time, for example, upon exercise of the Option and delivery of shares of Common Stock in respect of the Option, and/or the subsequent sale of the shares of Common Stock.

c.	Withholding. Marsh & McLennan Companies and/or your local employer shall have the power and the right to deduct and withhold from your Award and other compensation, or require you to remit to

Marsh & McLennan Companies and to your local employer, an amount sufficient to satisfy any taxes that Marsh & McLennan Companies considers are payable under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gain taxes, transfer taxes, social security contributions, and National Insurance Contributions with respect to the Award, including any and all associated tax events derived therefrom. If applicable, Marsh & McLennan Companies and/or your local employer may retain and sell a sufficient number of shares of Common Stock distributable in respect of the Award for this purpose.

III.	EMPLOYMENT EVENTS

A.	Death.

1.	Stock Units. In the event your employment is terminated because of your death, the Stock Units will vest at such termination of employment and will be distributed as described in Section II.B.4.

2.	Performance Stock Units. In the event your employment is terminated because of your death, the PSUs will vest at such termination of employment and will be distributed as described in Section III.J.1.

3.	Options. In the event your employment is terminated because of your death, the Option will vest with respect to any unvested Option Shares and will become exercisable at such termination of employment. The person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution shall be entitled to exercise such Option with respect to newly vested Option Shares (and any Option Shares that were already vested at the time of your death) within two years after the date of death, but in no event shall the Option be exercised beyond the expiration date of the Award.

4.	Cash Awards. In the event your employment is terminated because of your death, the amount credited to your Cash Account will vest and will be distributed as described in Section II.E.3.

B.	Permanent Disability.

1.	Stock Units. Upon the occurrence of your Permanent Disability, the Stock Units will vest and will be distributed as described in Section II.B.4, provided that you satisfy the condition described in Section III.H.

2.	Performance Stock Units. Upon the occurrence of your Permanent Disability, the PSUs will vest and will be distributed as described in Section III.J.1 provided that you satisfy the condition described in Section III.H.

3.	Stock Options. Upon the occurrence of your Permanent Disability, the Option will vest with respect to any unvested Option Shares and will become exercisable, provided that you satisfy the condition described in Section III.H. Provided that you satisfy the condition described in Section III.H., such newly vested Option Shares (and any Option Shares that were already vested at the time your Permanent Disability occurred) shall be exercisable for two years following the occurrence of your Permanent Disability, but in no event shall the Option be exercised beyond the expiration date of the Award.

4.	Cash Awards. Upon the occurrence of your Permanent Disability, the amount credited to your Cash Account will vest and will be distributed as described in Section II.E.3, provided that you satisfy the condition described in Section III.H.

C.	Normal Retirement – Outside the European Union.

1.	Stock Units. In the event you retire from the Company on or after your Normal Retirement Date, the Stock Units will vest at such termination of employment and will be distributed as described in Section II.B.4, provided that you satisfy the condition described in Section III.H.

2.	Performance Stock Units. In the event (a) your employment is terminated by the Company other than for Cause on or after your Normal Retirement Date or (b) you retire from the Company on or after your Normal Retirement Date, the PSUs will vest at such termination of employment and will be distributed as described in Section III.J.1 or Section III.J.2, respectively, provided that you satisfy the condition described in Section III.H.

3.	Stock Options. In the event you retire from the Company on or after your Normal Retirement Date, the Option will vest with respect to any unvested Option Shares as provided in Section II.D.2 and will become exercisable as provided in Section II.D.4, provided that you satisfy the condition described in Section III.H. Provided that you satisfy the condition described in Section III.H., such newly vested Option Shares (and any Option Shares that were already vested at the time of your termination of employment) shall be exercisable until the earlier of the fifth anniversary of your termination of employment and the expiration date of the Award.

4.	Cash Awards. In the event you retire from the Company on or after your Normal Retirement Date, the amount credited to your Cash Account will vest at such termination of employment and will be distributed as described in Section II.E.3, provided that you satisfy the condition described in Section III.H.

D.	Early Retirement – Outside the European Union.

1.	Stock Units. In the event you retire from the Company on or after your Early Retirement Date and before your Normal Retirement Date, the Stock Units will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.B.4, provided that you satisfy the condition described in Section III.H.

2.	Performance Stock Units. In the event (a) your employment is terminated by the Company other than for Cause on or after your Early Retirement Date and before your Normal Retirement Date, subject to the vesting provisions of Section IV.A or (b) you retire from the Company on or after your Early Retirement Date and before your Normal Retirement Date, the PSUs will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section III.J.1 or Section III.J.2, respectively, provided that you satisfy the condition described in Section III.H.

3.	Stock Options. In the event you retire from the Company on or after your Early Retirement Date and before your Normal Retirement Date, the Option will vest with respect to any unvested Option Shares as provided in Section II.D.2 and will become exercisable as provided in Section II.D.4, provided that you satisfy the condition described in Section III.H. Provided that you satisfy the condition described in Section III.H., such newly vested Option Shares (and any Option Shares that were already vested at the time of your termination of employment) shall be exercisable until the earlier of the fifth anniversary of your termination of employment and the expiration date of the Award.

4.	Cash Awards. In the event you retire from the Company on or after your Early Retirement Date and before your Normal Retirement Date, the amount credited to your Cash Account will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.E.3, provided that you satisfy the condition described in Section III.H.

E.	Retirement Treatment – Within the European Union.

1.	Stock Units. In the event you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, the Stock Units will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.B.4, provided that you satisfy the condition described in Section III.H.

2.	Performance Stock Units. In the event (a) your employment is terminated by the Company other than for Cause and you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, subject to the vesting provisions of Section IV.A or (b) you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, the PSUs will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section III.J.1 or Section III.J.2, respectively, provided that you satisfy the condition described in Section III.H.

3.	Stock Options. In the event you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, the Option will vest with respect to any unvested Option Shares as provided in Section II.D.2 and will become exercisable as provided in Section II.D.4, provided that you satisfy the condition described in Section III.H. Provided that you satisfy the condition described in Section III.H., such newly vested Option Shares (and any Option Shares that were already vested at the time of your termination of employment) shall be exercisable until the earlier of the fifth anniversary of your termination of employment and the expiration date of the Award.

4.	Cash Awards. In the event you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, the amount credited to your Cash Account will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.E.3, provided that you satisfy the condition described in Section III.H.

F.	Termination by the Company Other Than for Cause.

1.	Stock Units. In the event your employment is terminated by the Company other than for Cause, the Stock Units will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.B.4, provided that you satisfy the condition described in Section III.H.

2.	Performance Stock Units. In the event your employment is terminated by the Company other than for Cause, the PSUs will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section III.J.1 provided that you satisfy the condition described in Section III.H.

3.	Stock Options. In the event your employment is terminated by the Company other than for Cause, rights, title and interest in and to any unvested Option Shares will be forfeited upon such termination of employment. Provided that you satisfy the condition described in Section III.H., any Option Shares that were vested at the time of your termination of employment shall be exercisable until the earlier of 90 days following your termination of employment and the expiration date of the Award.

4.	Cash Awards. In the event your employment is terminated by the Company other than for Cause, the amount credited to your Cash Account will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.E.3, provided that you satisfy the condition described in Section III.H.

5.	Sale of Business Unit. For the avoidance of doubt, in the event of a sale or similar transaction involving the business unit for which you work (“Employing Company”) as a result of which the Employing Company ceases to be a subsidiary or affiliate of Marsh & McLennan Companies, your employment will be deemed terminated by the Company other than for Cause, even if your employment with the Employing Company continues after the sale.

6.	Retirement Eligibility at the Time of Termination Other than for Cause. For the avoidance of doubt, in the event your termination of employment is on or after your Early Retirement Date and before your Normal Retirement Date, on or after your Normal Retirement Date or you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment and your employment is terminated by the Company other than for Cause (including through a sale or similar transaction involving your Employing Company), any Stock Units, Options or amount credited to a Cash Account covered by your Award will be treated as set forth in Sections III.C through E, as applicable, and any PSUs covered by your Award will be treated as set forth in Sections III.C.2(a), III.D.2(a), III.E.2(a), as applicable.

G.	All Other Terminations.

For all other terminations of employment not described in Sections III.A through F above (including, but not limited to, a termination by the Company for Cause), all of your rights, title and interest in and to the Award, whether vested or unvested, shall be forfeited on the date of such termination of employment. For purposes of these Terms and Conditions, your employment will be treated as terminated when you are no longer employed by the Company.

H.	Condition to Vesting of Award Prior To a Scheduled Vesting Date or the PSU Scheduled Vesting Date and Exercisability of Options Following Termination.

In the event of your Permanent Disability, termination of employment on or after your Early Retirement Date and before your Normal Retirement Date, on or after your Normal Retirement Date or you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, or your termination of employment other than for Cause as described in Sections III.B through F, you will be required to execute or reaffirm, as determined by Marsh & McLennan Companies in its sole discretion, and return to Marsh & McLennan Companies

(or an agent appointed by Marsh & McLennan Companies) a Restrictive Covenants Agreement within 30 days following your termination of employment or the occurrence of your Permanent Disability as a condition to vesting of any unvested portion of the Award and as a condition to the exercisability of the Option following your termination of employment or the occurrence of your Permanent Disability. Failure to timely execute or reaffirm and comply with the Restrictive Covenants Agreement will result in forfeiture of all of your rights, title and interest in and to the Award including, but not limited to, any Option Shares that were vested at the time of your termination of employment.

I.	Determination of Pro Rata Vesting upon Termination of Employment.

The number of Stock Units or PSUs or the portion of the amount credited to your Cash Account, as applicable, that vests on a pro rata basis upon termination of employment will be determined using the following formula:

(	A	×	B	)	–	D
C

where
A	=	the number of Stock Units or PSUs covered by the Award or the amount of cash covered by the Award, as applicable;
B	=	the number of days in the period beginning on the grant date of the Award and ending on the employment termination date;
C	=	the number of days in the period beginning on the grant date of the Award and ending on the last Scheduled Vesting Date or the PSU Scheduled Vesting Date, as applicable; and
D	=	the number of Stock Units or PSUs or the amount credited to your Cash Account, as applicable, that has previously vested.

J.	Distribution in Respect of Performance Stock Units that Vest Upon Termination of Employment.

1.

Termination of Employment Because of Death, Permanent Disability or Termination by the Company Other Than for Cause Whether or Not Retirement Eligible. In the event of your termination of employment due to your death, the occurrence of your Permanent Disability, or termination by the Company other than for Cause, as described in Section III.A.2, III.B.2, III.C.2(a), III.D.2(a), III.E.2(a) or III.F.2, you will receive, as soon as practicable after such termination of employment or occurrence of Permanent Disability and in no event later than 60 days following such termination of employment or occurrence of Permanent Disability, the number of shares of Common Stock determined under Section II.C.1 in respect of the number of PSUs that vested in accordance with such termination of employment or occurrence of your Permanent Disability, as applicable; provided that, in the event your termination of employment or the occurrence of your Permanent Disability occurs on or prior to December 31 of the year in which the PSUs are granted, you will receive one (1) share of Common Stock in respect of each PSU covered by the Award that vests upon your termination of employment or the occurrence of your Permanent Disability.

2.	Termination of Employment Because of Normal Retirement, Early Retirement or Eligibility for Retirement Treatment

In the event of your termination of employment due to Normal Retirement, Early Retirement or you are determined to be eligible for retirement treatment, as described in Section III.C.2(b), III.D.2(b) or III.E.2(b), you will receive, as soon as practicable after the PSU Scheduled Vesting Date and in no event later than 60 days following the PSU Scheduled Vesting Date, the number of shares of Common Stock determined under Section II.C.1 in respect of the number of PSUs that vested in accordance with such termination of employment; provided that, in the event a Change in Control occurs on or prior to December 31 of the year in which the PSUs are granted and your termination of employment occurs following such Change in Control, you will receive one (1) share of Common Stock in respect of each PSU covered by the Award that vests upon your termination of employment.

K.	Section 409A of the Code.

1.	Notwithstanding any provision herein, your Award may be subject to additional restrictions to ensure compliance with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and regulations thereunder (regarding nonqualified deferred compensation) (“Section 409A of the Code”). The Committee intends to administer the Awards in accordance with Section 409A of the Code and reserves the right to make changes in the terms or operations of the Awards (including changes that may have retroactive effect) deemed necessary or desirable to comply with Section 409A of the Code. This means, for example, that the timing of distributions may be different from those described in this document or in other materials relating to the Award or the Plan that do not reflect Section 409A of the Code. If your Award is not in compliance with Section 409A of the Code, you may be subject to immediate taxation of all unpaid awards under the Plan that are subject to Section 409A of the Code at your regular income tax rate, plus a 20% additional tax, plus interest at the underpayment rate plus 1%.

2.	Notwithstanding any provision herein, if any portion of your Award is determined to be nonqualified deferred compensation subject to Section 409A of the Code, any references to “termination of employment,” or “when you are no longer employed” in these Terms and Conditions shall have the following meaning:

Your “termination of employment” (or similar terms) shall occur when you have incurred a “separation from service” within the meaning of Section 409A of the Code and as further defined herein. Specifically, you will have incurred a “separation from service” when the level of services you provide to Marsh & McLennan Companies or any of its affiliates in any capacity, including as an employee, director, independent contractor or consultant, does not exceed 20% of the level of services that you provided to Marsh & McLennan Companies and its affiliates in the preceding 36 months (or shorter period of service if, for example, your total service with Marsh & McLennan Companies is less than 36 months), all as determined in accordance with Section 409A of the Code. In determining whether a “separation from service” has occurred, any period of up to six months during which you are on a bona fide leave of absence or up to 29 months during which you are absent from work due to a disability for which you are receiving Marsh & McLennan Companies Long-Term Disability benefits will be ignored.

3.	Notwithstanding any provision herein, if at the time of the termination of your employment you are a “specified employee” (as defined in Section 409A of the Code) no portion of your Award that is determined to be nonqualified deferred compensation subject to Section 409A of the Code shall be distributed until the first day of the seventh month after your termination of employment and any such distributions to which you would otherwise be entitled during the first six months following your termination of employment will be accumulated and paid without interest on the first day of the seventh month after your termination of employment. The provisions of this subparagraph will only apply if and to the extent required to avoid any “additional tax” under Section 409A of the Code. This subparagraph does not guarantee that your Award will not be subject to “additional tax” or other adverse tax consequences under Section 409A of the Code.

4.	Notwithstanding any provision herein, in the event a Change in Control occurs on or prior to December 31 of the year in which the PSUs are granted and the PSU Scheduled Vesting Date is after your Early Retirement Date and before your Normal Retirement Date, on or after your Normal Retirement Date or you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, shares of Common Stock deliverable in respect of the PSUs covered by the Award that vest on the PSU Scheduled Vesting Date shall be distributed to you as soon as practicable after vesting, and in no event later than March 15 in the year vesting occurs.

IV.	CHANGE IN CONTROL PROVISIONS

A.

Treatment of Awards. Upon the occurrence of a “Change in Control” of Marsh & McLennan Companies, as defined in the Plan, the Award will continue to vest in accordance with its regular vesting schedule as specified in Section II and subject to the employment events provisions in Section III; provided that, the Award will become fully vested upon your termination of employment by the Company other than for Cause or by you for Good Reason during the 24-month period following such Change in Control and will be treated as follows:

1.	Stock Units. Any Stock Units covered by the Award will be distributed as described in Section II.B.4.

2.	Performance Stock Units. Any PSUs covered by the Award will be distributed in accordance with Section III.J.1; provided that, if such Change in Control occurs on or prior to December 31 of the year in which the PSUs are granted, you will receive one (1) share of Common Stock in respect of each PSU covered by the Award that vests.

3.	Stock Options. Such newly vested Option Shares (and any Option Shares that were already vested at the time of your termination of employment) shall be exercisable until the earlier of 90 days following your termination of employment and the expiration date of the Award.

4.	Cash Awards. Any amount credited to your Cash Account will be distributed as described in Section II.E.3.

For the avoidance of doubt, in the event your termination of employment by the Company other than for Cause or by you for Good Reason during the 24-month period following such Change in Control is on or after your Early Retirement Date and before your Normal Retirement Date, on or after your Normal Retirement Date or you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, any Stock Units, PSUs, Options or amount credited to a Cash Account covered by your Award will be treated as described in this Section IV.A; provided that such newly vested Option Shares (and any Option Shares that were already vested at the time of your termination of employment) shall be exercisable until the earlier of the fifth anniversary of your termination of employment and the expiration date of the Award.

B.	Additional Payment for Grantees Subject to U.S. Income Tax.

1.	The value of the accelerated vesting of the Award because of a Change in Control (the “Accelerated Award”) may be subject to a 20% federal excise tax under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended and regulations thereunder (the “Excise Tax”). The Excise Tax is imposed on a select group of highly-compensated employees when the value, as determined by applicable regulations, of payments in the nature of compensation contingent on a Change in Control (including an amount reflecting the value of the accelerated vesting of the Award) equals or exceeds three times the average of up to your last five years’ W-2 earnings, as applicable.

2.

If a Change in Control occurs and the vesting of the Award is accelerated, Marsh & McLennan Companies will determine if the Excise Tax is payable by you. If the Excise Tax is payable by you, Marsh & McLennan

Companies will pay to you, within five business days of making the determination, an amount of money (the “Additional Payment”) such that after payment of applicable federal, state and local income taxes (other than any taxes arising under Section 409A of the Code), employment taxes and any Excise Tax imposed upon the Additional Payment, you will retain an amount of the Additional Payment equal to the Excise Tax imposed in respect of the Accelerated Award. If the Additional Payment, after payment of such taxes, is later determined to be less than the amount necessary to reimburse you for the Excise Tax you owe in respect of the Accelerated Award, a further payment will be made to you. If the Additional Payment, after payment of applicable taxes, is later determined to be more than the amount necessary to reimburse you for the Excise Tax you owe in respect of the Accelerated Award, you will be required to reimburse Marsh & McLennan Companies for such excess. To the extent applicable under Section 409A of the Code, in all events, Marsh & McLennan Companies will pay to you the Additional Payment no later than the end of the taxable year following the taxable year in which you pay the Excise Tax.

V.	DEFINITIONS

As used in these Terms and Conditions:

A.	“Cause” shall mean:

1.	willful failure to substantially perform the duties consistent with your position which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

2.	willful violation of any written company policies including but not limited to, the Company’s Code of Business Conduct & Ethics;

3.	commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

4.	unlawful use (including being under the influence) or possession of illegal drugs;

5.	any gross negligence or willful misconduct resulting in a material loss to the Company, or material damage to the reputation of the Company; or

6.	any violation of any statutory or common law duty of loyalty to the Company, including the commission at any time of any act of fraud, embezzlement, or material breach of fiduciary duty against the Company.

B.	“Company” shall mean Marsh & McLennan Companies or any of its subsidiaries or affiliates.

C.	“Good Reason” shall mean any of the following without your written consent:

1.	a material reduction in your base salary;

2.	a material reduction in your annual incentive opportunity (including a material adverse change in the method of calculating your annual incentive);

3.	a material diminution of your duties, responsibilities or authority; or

4.	a relocation of more than 50 miles from your office location in effect immediately prior to the Change in Control;

provided that you provide Marsh & McLennan Companies with written notice of your intent to terminate your employment for Good Reason within 60 days of your becoming aware of any circumstances set forth above (with such notice indicating the specific termination provision above on which you are relying and describing in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the indicated provision) and that you provide Marsh & McLennan Companies with at least 30 days following receipt of such notice to remedy such circumstances.

D.	“Normal Retirement Date” and “Early Retirement Date” shall have the respective meanings given such terms (or any comparable substitute terms or concepts) set forth in the primary retirement plan or program applicable to you upon your termination of employment (whether sponsored by Marsh & McLennan Companies, your employer or otherwise).

E.	“Performance Period” shall mean the period that begins on [DATE] and ends on [DATE], provided that in the event of a termination of your employment described in Section III.A.2, III.C.2(a), III.D.2(a), III.E.2(a) or III.F.2 or the occurrence of your Permanent Disability described in Section III.B.2 prior to a Change in Control, such period will end on December 31 of the year prior to such termination of employment or occurrence of your Permanent Disability for the PSUs covered by your Award; and provided further that in the event of a Change in Control, such period will end on December 31 of the year prior to the occurrence of such Change in Control.

F.	“Permanent Disability” will be deemed to occur when it is determined (by Marsh & McLennan Companies’ disability carrier for the primary long-term disability plan or program applicable to you because of your employment with the Company) that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

G.	“Retirement Treatment Committee” is comprised of employees of the Company appointed by the Committee.

H.	Additional Definitions.

The terms below are defined on the following pages

Accelerated Award	17
Additional Payment	17
Award	3
Award Documentation	3
Cash Account	7
Cash Award	7
Change in Control	16
Committee	5
Common Stock	3
Country-Specific Notices	3
Employing Company	13
Excise Tax	17
Exercise Notice	6
Grant Documentation	3
Marsh & McLennan Companies	3
Option	6
Option Shares	6
Plan	3
PSU	4
PSU Scheduled Vesting Date	5
Restrictive Covenants Agreement	3
RSU	4
Scheduled Vesting Date	4, 6, 7
Section 409A of the Code	15
Stock Unit	4
Terms and Conditions	3

VI.	ADDITIONAL PROVISIONS

A.	Additional Provisions—General

1.	Administrative Rules. The Award shall be subject to such additional administrative regulations as the Committee may, from time to time, adopt. All decisions of the Committee upon any questions arising under the Award Documentation shall be conclusive and binding. The Committee may delegate to any other individual or entity the authority to perform any or all of the functions of the Committee under the Award, and references to the Committee shall be deemed to include any such delegate.

2.	Amendment. The Committee may, in its sole discretion, amend the terms of the Award; provided, however, that if the Committee concludes,

in its sole discretion, that such amendment is likely to materially impair your rights with respect to the Award, such amendment shall not be implemented with respect to your Award without your consent.

3.	Limitations. Payment of your Award is not secured by trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of the Award. Your right to payment of your Award is the same as the right of an unsecured general creditor of the Company.

B.	Additional Provisions—Outside the United States

1.	Changes to Delivery. In the event that Marsh & McLennan Companies considers that due to legal, regulatory or tax issues the normal delivery of an Award to a participant outside the United States would not be appropriate, then Marsh & McLennan Companies may, in its sole discretion, determine how the value of the Award will be delivered. Without limitation, this may include making any payments due under the Award in cash instead of shares of Common Stock, or in shares of Common Stock instead of cash, in an amount equivalent to the value of the Award on the date of exercise (for Options) or vesting (for other equity-based awards) after payment of applicable taxes, fees and any exercise price. If the value of an Award is to be delivered in cash instead of shares of Common Stock, Marsh & McLennan Companies may sell any shares of Common Stock distributable in respect of the Award on your behalf and use the proceeds (after payment of applicable taxes, fees and any exercise price) to satisfy the Award.

2.	Amendment and Modification. The Committee may modify the terms of any Award under the Plan granted to you if you are, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order for such Award to conform to laws, regulations, and customs of the country in which you are then resident or primarily employed, or so that the value and other benefits of the Award to you, as affected by non-U.S. tax laws and other restrictions applicable as a result of your residence or employment outside the United States, shall be comparable to the value of such an Award to an individual who is resident or primarily employed in the United States.

VII.	QUESTIONS AND ADDITIONAL INFORMATION

Please retain this document in your permanent records. If you have any questions regarding the Plan or your Award or if you would like an account statement detailing each type of equity-based award or cash award and the number of shares of Common Stock or cash value (as applicable) covered by such equity-based award or cash award that comprises your Award, and the exercise price, vesting date(s) and expiration date of such equity-based awards or cash awards that comprise your Award, or any other information, please contact:

Global & Executive Compensation

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

United States of America

Telephone Number: +1 212 345-9722

Facsimile Number: +1 212 948-8481

Email: mmc.compensation@mmc.com